SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2004

TIME AMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-10320	13-3465289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 West Third Street, Suite 310, Tempe, Arizona		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 296-0400

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.            Other Events and Regulation FD Disclosure

On March 22, 2004, Time America, Inc. (“Time America” or the “Company”) consummated a private placement pursuant to which Time America issued a $2,000,000 principal amount secured convertible term note due March 22, 2007 (the “Note”), and the Company issued a common stock purchase warrant, entitling the holder to purchase 280,000 shares of common stock (the “Warrant”).  The Note and the Warrant were sold to a single “accredited investor” (as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Act”)), Laurus Master Fund, Ltd. (“Laurus”), for a purchase price of $2,000,000.  The principal and unpaid interest on  the Note are convertible into shares of the Company’s common stock at a price of $1.17 per share (the “Fixed Conversion Price”),which was based on the weighted average price of the Company’s common stock for the twenty trading days immediately prior to the issuance of the Note.  Such conversion price is subject to antidilution adjustments.

The Note provides for monthly payments of interest at the prime rate, which is subject to reduction if the market price of the Company’s common stock exceeds certain designated thresholds.  The Note also provides for monthly amortization, commencing on June 1, 2004 and through February 1, 2005, of $30,000 per month, $50,000 per month from March 1, 2005 through May 1, 2005, $72,083 from June 1, 2005 through November 1, 2006 and $94,167 from December 2006 through February 2007.  Laurus has the option to receive shares of the Company’s common stock in lieu of debt service payments at the then Fixed Conversion Price.  The Note is secured by a security interest in all of the assets of the Company.

The Warrant entitles the holder thereof to purchase, at any time through March 22, 2011:  200,000 shares of the Company’s common stock at a price of $1.29 per share; 40,000 shares of the Company’s common stock at a price of $1.35 per share; and 40,000 shares of the Company’s common stock at a price of $1.40 per share.

Pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and Laurus, the Company is obligated to: (a) file a registration statement under the Act to register the resale of the shares of the Company’s common stock issuable upon conversion of the Note and exercise of the Warrant (the “Registration Statement”) within 45 days of the date of the funding with respect to the Note; (b) use its best efforts to have the Registration Statement declared effective under the Act as promptly as possible, but in any event prior to the 90th day following the funding of the Note; and (c) maintain the effectiveness of the Registration Statement until the earlier date of when (i) all registrable securities have been sold or (ii) all registrable securities may be sold immediately without registration under the Act and without volume restrictions pursuant to Rule 144(k).  Laurus, or other holders of the Note and the Warrant are entitled to certain specified remedies if the Company does not timely comply with its registration obligations.

The private placement of the Note and the Warrant with Laurus was facilitated by The Oberon Group, LLC (“Oberon”) in consideration for which Oberon was paid $150,000.

The net proceeds from the private placement of the Note and the Warrant approximated $1,745,000, and will be used by the Company for increased working capital, including possible investment in related businesses or products.

Item 7.                                           Exhibits

(c)	Exhibits

10.1	Securities Purchase Agreement, dated March 22, 2004, among Time America, Inc. and Laurus Master Fund, Ltd.
10.2	Secured Convertible Term Note, dated March 22, 2004, among Time America, Inc. and Laurus Master Fund, Ltd.
10.3	Common Stock Purchase Warrant, dated March 22, 2004, issued to Laurus Master Fund, Ltd.
10.4	Security Agreement, dated March 22, 2004, among Time America, Inc. and Laurus Master Fund, Ltd.
10.5	Subordination Agreement, dated March 22, 2004, among Time America, Inc., Laurus Master Fund, Ltd and Joseph and Frances Simek
10.6	Registration Rights Agreement, dated March 22, 2004, among Time America, Inc. and Laurus Master Fund, Ltd.
10.7	Guarantee, dated March 22, 2004, issued by Time America, Inc. in favor of Laurus Master Fund, Ltd.
10.8	Stock Pledge Agreement, dated March 22, 2004, among Time America, Inc. and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME AMERICA, INC.

Date: April 7, 2004	By	/s/ Craig J. Smith
Craig J. Smith
Chief Financial Officer